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                                                                    Exhibit 23.2

                            [Letterhead of KPMG LLP]



                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Computer Network Technology Corporation:

We consent to the use of our report dated February 17, 2003, except as to note 21, which is as of April 6, 2003, with respect to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 2003, and our report dated February 17, 2003 with respect to the financial statement schedule for each of the years in the three-year period ended January 31, 2003, incorporated herein by reference in this Form S-8 Registration Statement. Our report dated February 17, 2003, except as to note 21, which is as of April 6, 2003, refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", on February 1, 2002.


                                            /s/ KPMG LLP






Minneapolis, Minnesota
May 12, 2003